Exhibit 99.1

FOR IMMEDIATE RELEASE

DAKOTA PLAINS ADOPTS
STOCKHOLDER RIGHTS PLAN

WAYZATA, Minnesota, (January 25, 2016) -- Dakota Plains Holdings, Inc. (“Dakota Plains” or the “Company”) (NYSE MKT: DAKP) announced today that its Board of Directors (the “Board”) has authorized the adoption of a stockholder rights plan (the “Rights Plan”). The Rights Plan is designed to proactively assure that all of the Company’s stockholders receive fair and equal treatment in the event of a proposed acquisition of the Company, to guard against tactics to gain control of the Company without paying all stockholders a premium for that control and to enable all of the Company’s stockholders to realize the value of their investment in the Company.

Pursuant to the Rights Plan, the Company will issue one preferred share purchase right for each outstanding share of the Company’s common stock to stockholders of record on the close of business on February 3, 2016. Initially, these rights will not be exercisable and will trade with the shares of the Company’s common stock. Unless earlier redeemed or exchanged, the rights will expire at the close of business on January 24, 2017.

Under the Rights Plan, the rights will generally become exercisable only if a person or group acquires beneficial ownership of 10% or more of the Company’s outstanding common stock or announces a tender or exchange offer that would result in beneficial ownership of 10% or more of the Company’s voting stock. In such situation, each holder of a right (other than the person or group triggering the rights) will be entitled to purchase one one-thousandth (1/1000) of a share of a series of junior preferred stock at an exercise price of $0.84 per right, subject to anti-dilution adjustments. In addition, at any time after a person or group acquires beneficial ownership of 10% or more of the Company’s outstanding common stock (unless such person or group acquires 50% or more), the Board may exchange one share of the Company’s common stock for each outstanding right (other than rights owned by such person or group).

The Company will be entitled to redeem the rights at $0.001 per right at any time prior to the acquisition of beneficial ownership of 10% or more of the Company’s common stock by a person or group.

If a stockholder or group beneficially owns 10% or more of the Company’s outstanding common stock at the time of the announcement of the Rights Plan, that stockholder’s existing ownership percentage will be grandfathered, but the rights will become exercisable if at any time after the announcement of the Rights Plan such stockholder increases its ownership of the Company’s common stock by one share or more.

Additional details and a copy of the Rights Plan will be contained in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

Vinson & Elkins L.L.P. is serving as legal counsel to the Company.

About Dakota Plains Holdings, Inc.

Dakota Plains Holdings, Inc. is an integrated midstream energy company operating the Pioneer Terminal transloading facility. The Pioneer Terminal is centrally located in Mountrail County, North Dakota, for Bakken and Three Forks related Energy & Production activity. For more information please visit the corporate website at: www.dakotaplains.com.

Forward Looking Statements

Statements made by representatives of Dakota Plains in this press release that are not historical facts are forward-looking statements. These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to the effectiveness of the Rights Plan as a deterrent to transactions that might result in a change of control of the Company without a premium to stockholders, global economics or politics, the Company’s ability to obtain additional capital needed to implement its business plan, minimal operating history, loss of key personnel, lack of business diversification, reliance on strategic, third-party relationships, financial performance and results, prices and demand for oil, the Company’s ability to make acquisitions on economically acceptable terms, and other factors described from time to time in the Company’s periodic reports filed with the SEC that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Dakota Plains undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

Dakota Plains Holdings, Inc.

Tim Brady, CFO, 952-473-9950

tbrady@dakotaplains.com

www.dakotaplains.com

or

Investors and Media

Sard Verbinnen

Dan Gagnier, 212-415-8972

DGagnier@sardverb.com

www.sardverb.com